Exhibit 15.1

Consent of Jun He Law offices, PRC Counsel

IFM Investments Limited
26/A, East Wing, Hanwei Plaza
No.7 Guanghua Road, Chaoyang District
Beijing
People’s Republic of China

Dear Sir or Madam:

We hereby consent to the references to us by IFM Investments Limited (“the Company”) under the heading “Risks Related to Doing Business in China” in the Annual Report on Form 20-F of the Company for the year ended December 31, 2009.

Yours faithfully,
For and on behalf of
/s/ Jun He Law Offices__________
JUN HE LAW OFFICES

June 30, 2010